SANGAMO THERAPEUTICS, INC. AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN INTRODUCTION The Sangamo Therapeutics, Inc. Amended and Restated Executive Severance Plan (the “Plan”) is amended and restated effective as of October 28, 2023 (the “Effective Date”). The Plan was previously amended and restated effective as of February 6, 2019, which amended and restated in its entirety the Company’s Executive Severance Plan that became effective as of March 14, 2017. The purpose of the Plan is to provide severance benefits to certain executive officers and other key employees whose employment with Sangamo Therapeutics, Inc. (the “Company) terminates under certain prescribed circumstances. This Plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of the Department of Labor regulations published at Title 29, Code of Federal Regulations, Section 2510.3-2(b). This Plan is intended to provide benefits to a select group of management or highly compensated employees from the general assets of the Company within the meaning of Department of Labor regulations published at Title 29, Code of Federal Regulations, Section 2520.104-24. This Plan supersedes all severance pay plans, policies, programs, guidelines, practices, arrangements, agreements, letters and/or other communication, whether formal or informal or written or unwritten, of the Company under which the Eligible Employee is eligible to receive benefits. This Plan represents exclusive severance benefits provided to Eligible Employees and such individuals shall not be eligible for other benefits provided in other severance pay plans, policies, programs, guidelines, practices, arrangements, agreements (including any employment agreement with the Company), letters (including any offer letters from the Company) or other communications of the Company. Article 1 Definitions 1.1 “Base Salary” means 1/12 of the amount of annual base salary payable to the Participant at the salary rate in effect on the last day of the Participant’s employment with the Company (without giving effect to any reduction in the Participant’s base compensation that would constitute Good Reason for a resignation by the Participant with Good Reason). 1.2 “Board of Directors” means the Board of Directors of the Company. 1.3 “Cause” means misconduct, including the following: (a) commission of a felony or commission of any other crime against or involving the Company;

(b) an act of fraud, dishonesty or misappropriation committed by the Participant with respect to the Company; (c) willful or reckless misconduct by the Participant that materially affects the Company or any of its officers, directors, employees, clients, partners, insurers, subsidiaries, parents, or affiliates; or (d) a material breach by the Participant of any employment agreement or the Proprietary Information, Inventions and Materials Agreement between the Participant and the Company. 1.4 “Change in Control” means a change in ownership or control of the Company effected through the closing of any of the following transactions: (a) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or (c) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of the members of the Board of Directors) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders. 1.5 “Change in Control Period” means the twelve (12)-month period beginning on the date of a Change in Control. 1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended. 1.7 “Eligible Employee” means an employee of the Company serving as (i) the Chief Executive Officer, (ii) an Executive Vice President, (iii) a Senior Vice President or (iv) a Vice President, unless the Plan Administrator determines otherwise. 1.8 “Employer Group” means the Company and any other corporation or business controlled by, controlling or under common control with, the Company as determined in accordance with

Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(a)(1), (2) and (3) for purposes of determining the controlled group of corporations under Section 414(b) of the Code, the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations. 1.9 “Good Reason” means a Participant’s resignation following any one or more of the following without the Participant’s written consent: (a) a material diminution in the Participant’s base compensation or target amount of annual cash bonus; (b) a material relocation of the Participant’s principal place of business, with a relocation of more than fifty (50) miles to be deemed material for such purposes; (c) a material diminution in the Participant’s duties, responsibilities or authority, which in the case of the Chief Executive Officer shall include a material change to his or her direct reporting relationship with the Board; or (d) a material breach by the Company of any employment agreement between the Participant and the Company. In order for a termination of employment to be for Good Reason, the Participant must provide written notice to the Plan Administrator of the existence of one or more conditions described above and the Participant’s intent to resign for Good Reason hereunder within a period not to exceed thirty (30) days of the Participant’s knowledge of the initial existence of the condition (and in no event later than ninety (90) days of the initial existence of the condition). Following the Participant providing this notice, the Company shall be provided a period of at least thirty (30) days during which to remedy the condition. The Participant shall continue to receive the Participant’s compensation and benefits during the cure period and if the condition is not cured during such period, then at the end of such period the Participant’s employment shall cease and the Participant may become entitled to the severance benefits described in this Plan; provided, however, that the Participant may only become entitled to such severance benefits if the Participant’s employment terminates within two (2) years of the initial existence of the condition that gave rise to the resignation for Good Reason. If the condition is cured, the Participant shall not be deemed to have “Good Reason” to terminate the Participant’s employment. 1.10 “Participant” means any Eligible Employee who has commenced participation in the Plan pursuant to Article 2. An individual shall continue as a Participant in the Plan until such time as set forth in Article 2. 1.11 “Separation from Service” shall mean the Participant’s cessation of Employee Status and shall be deemed to occur at such time as the level of the bona fide services the Participant is to perform in Employee Status (or as a consultant or other independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services the Participant rendered in Employee Status during the immediately preceding thirty-six (36) months (or such shorter period for which the Participant may have rendered such service). Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code. For purposes of determining whether the Participant has incurred a Separation from Service, the Participant will be deemed to continue in “Employee Status” for so long as the Participant remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. In addition to the foregoing, a Separation from Service will not be deemed to have occurred while the Participant is on a sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months or any longer period for which the Participant is provided with a right to reemployment with one or more members of the Employer Group by either statute or contract; provided, however, that in the event the Participant’s leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and that causes the Participant to be unable to perform the Participant’s duties as an employee, no Separation from Service shall be deemed to occur during the first twenty-nine (29) months of such leave. If the period of leave exceeds six (6) months (or twenty- nine (29) months in the event of disability as indicated above) and the Participant is not provided with a right to reemployment either by statute or contract, then the Participant will be deemed to have a Separation from Service on the first day immediately following the expiration of such six (6)-month or twenty-nine (29)-month period. 1.12 “Target Bonus” means 1/12 of the amount of the Participant’s target bonus for the year in which the Separation from Service occurs (without giving effect to any reduction in the Participant’s target amount of annual cash bonus that would constitute Good Reason for a resignation by the Participant with Good Reason). Article 2 Eligibility An Eligible Employee shall, upon execution of the General Release (as defined below) and the General Release becoming effective and enforceable in accordance with Section 4.4 below, become eligible to receive the severance benefits upon the Eligible Employee’s Separation from Service without Cause or for Good Reason as set forth in Section 4.1 or 4.2. Participants shall cease participation in the Plan upon the earliest of (i) the Participant’s Separation from Service for Cause or without Good Reason, (ii) the Participant’s failure to comply with the General Release requirement or (iii) for a Participant eligible to receive severance benefits under Section 4.1 or 4.2, the date the Participant has received all such severance benefits, as applicable. Article 3 Plan Administration The Compensation Committee of the Board of Directors shall serve as the Plan Administrator. The Plan Administrator is responsible for the general administration and management of this Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply this Plan and to determine all questions relating to eligibility for benefits. This Plan shall be interpreted in accordance with its terms and their intended meanings. However, the Plan Administrator shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of this Plan. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious. Article 4 Severance Benefits 4.1 Severance Benefits Upon Involuntary Termination. If a Participant has a Separation from Service due to a termination by the Company without Cause or a resignation by the Participant with Good Reason, in either case other than during the Change in Control Period, the Participant shall be entitled to receive the following benefits, provided that the General Release has been delivered by the Participant pursuant to Section 4.4 below and is effective and enforceable following the expiration of the revocation period applicable to that General Release under law, and subject to Section 4.6 pursuant to which the following benefits may instead be paid in a lump sum. (a) Cash Severance. The Company shall pay in cash an amount equal to the Applicable Multiple (as set forth in subsection (c) below) of the Participant’s Base Salary. Such severance payment shall be paid in a series of successive equal installments over a period of months equal to the Applicable Multiple. The first such payment shall be made within the sixty (60)-day period measured from the date of the Participant’s Separation from Service; provided, however, that should such sixty (60)-day period span two (2) taxable years, then the first such payment shall be made during the portion of that sixty (60)-day period that occurs in the second taxable year. The remaining installments shall be made in accordance with the Company’s regular payroll schedule for its salaried employees. (b) Reimbursement for Health Coverage. If the Participant is eligible for and timely elects to receive continued health coverage under the Company’s health plan under COBRA at a level of coverage at or below the Participant’s level of coverage in effect on the date of the Participant’s Separation from Service, then for a number of months equal to the Applicable Multiple (the “Coverage Period”), the Company shall reimburse the Participant monthly an amount equal to the monthly COBRA premium paid by the Participant, less the premium charge that is paid by the Company’s active employees for such coverage as in effect on the date of the Participant’s Separation from Service; provided, however, that the Coverage Period will end earlier on the date, if any, on which the Participant first becomes covered by any other “group health plan” as described in Section 4980B(g)(2) of the Code. The payments shall commence within the sixty (60)-day period measured from the date of the Participant’s Separation from Service. However, should such sixty (60)-day period span two (2) taxable years, then the first such payment shall be made during the portion of that sixty (60)-day period that occurs in the second taxable year. The remaining payments shall be made in accordance with the Company’s regular payroll schedule for its salaried employees. In order to receive reimbursements hereunder, the Participant must provide proof of payment of the applicable premiums prior to the applicable reimbursement payment date. The first payment shall include any payments for the period from the date of the Participant’s Separation from Service to the commencement date. The Company shall reimburse the Participant under this Section 4.1(b) only for the portion of the Coverage Period during which the Participant continues coverage under the Company’s health plan. The Participant agrees to promptly notify the Company of the Participant’s coverage under an alternative health plan upon becoming covered by such alternative plan. The COBRA health care continuation coverage period under Section 4980B of the Code shall run concurrently with the Coverage Period. Notwithstanding the foregoing, the Company reserves the right to restructure the foregoing COBRA premium reimbursement arrangement in any manner necessary or appropriate to avoid fines, penalties or negative tax consequences to the Company or the Participant (including, without limitation, to avoid any penalty imposed for violation of the nondiscrimination requirements under the Patient Protection and Affordable Care Act (or any other applicable laws and regulations) or the guidance issued thereunder), as determined by the Company in its sole and absolute discretion, including treating such reimbursements as taxable benefits subject to withholding. (c) Applicable Multiple. The Applicable Multiple under this Section 4.1 shall be as follows: (i) Chief Executive Officer: 18 (ii) Executive Vice President: 15 (iii) Senior Vice President: 12 (iv) Vice President: 9 4.2 Severance Benefits Upon Change in Control. If a Participant has a Separation from Service due to a termination by the Company without Cause or a resignation by the Participant with Good Reason, in either case during the Change in Control Period, the Participant shall be entitled to receive the following benefits, provided that the General Release has been delivered by the Participant pursuant to Section 4.4 below and is effective and enforceable following the expiration of the revocation period applicable to that General Release under law, and subject to Section 4.6 pursuant to which the benefits under Section 4.2(a) or 4.2(b) may instead be paid in a lump sum. (a) Cash Severance. The Company shall pay in cash an amount equal to the sum of (i) the CIC Applicable Multiple (as set forth in subsection (d) below) of the Participant’s Base Salary plus (ii) the CIC Applicable Multiple (as set forth in subsection (d) below) of the Participant’s Target Bonus, subject to any reduction provided for in the Incentive Compensation Plan (for purpose of which “Employment Agreement” shall include this Plan) or any successor bonus plan for any bonus paid to the Participant under such plan in connection with such Change in Control and based in whole or in part on the target bonus amount. Such cash severance payments shall be made in the form and at the times set forth in Section 4.1(a) over a period of months equal to (i) twelve (12) for the Chief Executive Officer and (ii) the CIC Applicable Multiple set forth in Section 4.2(d) below for the other Participants.

(b) Reimbursement for Health Coverage. If the Participant is eligible for and timely elects to receive continued health coverage under the Company’s health plan under COBRA at a level of coverage at or below the Participant’s level of coverage in effect on the date of the Participant’s Separation from Service, then for a number of months equal to the CIC Applicable Multiple, the Company shall reimburse the Participant monthly an amount equal to the monthly COBRA premium paid by the Participant, less the premium charge that is paid by the Company’s active employees for such coverage as in effect on the date of the Participant’s Separation from Service. Such reimbursement shall be made in accordance with and subject to the conditions set forth in Section 4.1(b) (but for the number of months equal to the CIC Applicable Multiple determined under this Section 4.2 rather than the Applicable Multiple determined under Section 4.1). (c) Accelerated Vesting. The Participant shall vest on an accelerated basis with respect to 100% of the unvested shares subject to any option to purchase shares of the Company’s common stock or any other equity award granted to the Participant to the extent outstanding and unvested at the time of the Participant’s Separation from Service. To the extent necessary to comply with Section 409A of the Code, such acceleration shall occur within the sixty (60)-day period measured from the date of the Participant’s Separation from Service and should such sixty (60)- day period span two (2) taxable years, then such acceleration shall occur during the portion of that sixty (60)-day period that occurs in the second taxable year. In order to give effect to the intent of the foregoing provision, with respect to any such equity award other than a stock option, in the event of such Separation from Service, notwithstanding anything to the contrary in any applicable equity incentive plan of the Company or any agreement evidencing such equity award, in no event will any portion of such equity award be forfeited or terminate any earlier than the sixtieth (60th) day following the date of such Separation from Service. Each of the Participant’s stock options to the extent outstanding as of, and as so vested in connection with, the Participant’s Separation from Service under this Section 4.2(c) shall remain exercisable for a period of twelve (12) months measured from the date of Separation from Service, but in no event beyond the expiration of the maximum option term. (d) CIC Applicable Multiple. The CIC Applicable Multiple under this Section 4.2 shall be as follows: (i) Chief Executive Officer: 18 (ii) Executive Vice President: 15 (iii) Senior Vice President: 12 (iv) Vice President: 9 4.3 No Duplication of Benefits. Notwithstanding anything to the contrary, under no circumstances shall a Participant be eligible to receive payments under both Sections 4.1 and 4.2. 4.4 Release Requirement. Notwithstanding anything to the contrary in this Plan, in order to receive any severance payments or benefits under this Plan, the Participant must first execute and deliver to the Company, within twenty-one (21) days (or forty-five (45) days if such longer period is required under applicable law) after the later of (i) the effective date of the Participant’s Separation from Service or (ii) the date the Participant receives the General Release (as defined herein), a general settlement and release agreement in substantially the form attached hereto as Exhibit A (the “General Release”) and such General Release must become effective and enforceable in accordance with its terms following the expiration of any applicable revocation period under federal or state law; provided, however, that in no event may the applicable twenty- one (21) (or forty-five (45))-day period or revocation period hereunder extend beyond sixty (60) days following the date of the Participant’s Separation from Service. If such General Release is not executed and delivered to the Company within the applicable twenty-one (21) (or forty-five (45))-day period hereunder or does not otherwise become effective and enforceable in accordance with its terms, then no severance payments or benefits will provided to the Participant under this Plan. The Company, in its sole and absolute discretion, may modify the form of the General Release to comply with applicable law and shall determine the form of the General Release. 4.5 Section 280G. (a) If any payment or benefit a Participant would receive from the Company pursuant to this Plan or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). (b) Notwithstanding any provision of Section 4.5(a) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for the Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are "deferred compensation" within the meaning of Section 409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

(c) In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Participant agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in Section 4.5(b), the Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence. (d) The accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations unless otherwise determined by the Company. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. 4.6 Lump Sum Payments. Notwithstanding anything in this Plan to the contrary, if any amounts under Section 4.1(a), 4.1(b), 4.2(a) or 4.2(b) are exempt from Section 409A of the Code (as determined by the Company in its sole and absolute discretion at the time of a Participant’s Separation from Service) or such amounts may otherwise be paid in a lump sum upon such Separation from Service without causing adverse tax consequences under Section 409A of the Code, then: (a) the Company shall pay any such amounts under Section 4.1(a) or 4.2(a) in a lump sum (instead of in the form of installments) within the sixty (60)-day period measured from the date of the Participant’s Separation from Service; (b) the Company, in its sole and absolute discretion, may pay any such amounts under Section 4.1(b) or 4.2(b) in a lump sum (instead of in the form of monthly reimbursements) within the sixty (60)-day period measured from the date of the Participant’s Separation from Service; provided, however, that such lump sum, if any, (i) shall be paid without regard to whether the Participant is eligible for and timely elects to receive continued health coverage under the Company’s health plan under COBRA, or pays any COBRA premiums, and (ii) shall be calculated without regard to any provision in the Plan under which the Coverage Period may end earlier due to the Participant becoming covered by any other “group health plan” as described in Section 4980B(g)(2) of the Code; and (c) for clarity, any amounts under Section 4.1(a), 4.1(b), 4.2(a) or 4.2(b) that are not paid pursuant to this Section 4.6 shall be paid in accordance with the applicable form of payment and schedule set forth in Section 4.1(a), 4.1(b), 4.2(a) or 4.2(b), in each case subject to Section 7.1, as applicable.

Article 5 Claims and Review Procedures 5.1 Claims Procedure. Any individual (“claimant”) who has not received benefits under the Plan that the claimant believes should be paid shall make a claim for such benefits as follows: (a) Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. (b) Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period, that an additional period is required. The notice of extension must set forth the date by which the Plan Administrator expects to render its decision. (c) Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: (i) The specific reason for the denial; (ii) A reference to the specific provisions of the Plan on which the denial is based; (iii) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; (iv) An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and (v) A statement of the claimant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974 (“ERISA”) Section 502(a) following an adverse benefit determination on review. 5.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows: (a) Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review. (b) Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits. (c) Timing of Plan Administrator Response. The Plan Administrator shall respond to the claimant’s request for review within sixty (60) days after receiving the request. If the Plan Administrator determines that special circumstances require additional time for processing the request, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the date by which the Plan Administrator expects to render its decision. (d) Notice of Decision. If the Plan Administrator affirms the denial of part or the entire claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth the specific reason for the denial and a reference to the specific provisions of the Plan on which the denial is based. 5.3 Authority. In determining whether to approve or deny any claim or any appeal from a denied claim, the Plan Administrator shall exercise its discretionary authority to interpret the Plan and the facts presented with respect to the claim, and its discretionary authority to determine eligibility for benefits under the Plan. Any approval or denial shall be final and conclusive upon all persons. 5.4 Exhaustion of Remedies. Except as required by applicable law, no action at law or equity shall be brought to recover a benefit under the Plan unless and until the claimant has: (a) submitted a claim for benefits, (b) been notified by the Plan Administrator that the benefits (or a portion thereof) are denied, (c) filed a written request for a review of denial with the Plan Administrator, and (d) been notified in writing that the denial has been affirmed. Article 6 Amendment and Termination It is intended that the Plan shall continue from year to year, subject to periodic review by the Plan Administrator. However, the Plan Administrator reserves the right to modify, amend or terminate the Plan at any time; provided, that no amendment or termination shall adversely affect the rights of any then Eligible Employee under the Plan without the consent of such Eligible Employee. Article 7 Miscellaneous 7.1 Section 409A. (a) The severance payments and other benefits under this Plan are intended, where possible, to comply with the “short term deferral exception” and the “involuntary separation pay exception” to Section 409A of the Code. Accordingly, the provisions of this Plan applicable to the severance payments described in Article 4 and the determination of the Participant’s Separation from Service due to termination of the Participant’s employment without Cause or the

Participant’s resignation for Good Reason shall be applied, construed and administered so that those payments and benefits qualify for one or both of those exceptions, to the maximum extent allowable. However, to the extent any payment or benefit to which the Participant becomes entitled under this Plan is deemed to constitute an item of deferred compensation subject to the requirements of Section 409A of the Code, the provisions of this Plan applicable to that payment or benefit shall be applied, construed and administered so that such payment or benefit is made or provided in compliance with the applicable requirements of Section 409A of the Code. In addition, should there arise any ambiguity as to whether any other provisions of this Plan would contravene one or more applicable requirements or limitations of Section 409A of the Code and the Treasury Regulations thereunder, such provisions shall be interpreted, administered and applied in a manner that complies with the applicable requirements of Section 409A of the Code and the Treasury Regulations thereunder. The severance payments under Article 4 shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code. (b) Notwithstanding any provision in this Plan to the contrary, no payment or distribution under this Plan which constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s termination of employment with the Company will be made to the Participant until the Participant incurs a Separation from Service in connection with such termination of employment. For purposes of this Plan, each amount to be paid or benefit to be provided to the Participant shall be treated as a separate identified payment or benefit for purposes of Section 409A of the Code. In addition, no payment or benefit which constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s Separation from Service will be made to the Participant prior to the earlier of (i) the first day of the seven (7)-month period measured from the date of such Separation from Service or (ii) the date of the Participant’s death, if the Participant is deemed at the time of such Separation from Service to be a specified employee (as determined pursuant to Section 409A of the Code and the Treasury Regulations thereunder) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code. Upon the expiration of the applicable deferral period, all payments and benefits deferred pursuant to this Section 7.1(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or provided to the Participant in a lump sum on the first day of the seventh (7th) month after the date of the Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Company receives proof of the Participant’s death. Any remaining payments or benefits due under this Plan will be paid in accordance with the normal payment dates specified herein. (c) During the period the COBRA premium reimbursement arrangement remains in effect, the following provisions shall govern the arrangement: (i) the amount of the COBRA premiums eligible for reimbursement in any one calendar year during the Coverage Period shall not affect the amount of such costs eligible for reimbursement in any other calendar year for which such reimbursement is to be provided hereunder; (ii) no costs shall be reimbursed after the close of the calendar year following the calendar year in which those costs were incurred; and (iii) the Participant’s right to the reimbursement of such costs cannot be liquidated or exchanged for any other benefit.

7.2 Not an Employment Contract. The adoption and maintenance of this Plan shall not be deemed to confer on any Participant any right to continue in the employ of the Employer Group, and shall not be deemed to interfere with the right of the Employer Group to discharge any person, with or without cause, or treat any person without regard to the effect that such treatment might have on the person as a Plan participant. 7.3 Benefits Non‑Assignable. No right or interest of a participant in this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, assignments for the benefit of creditors, receiverships, or in any other manner, excluding transfer by operation of law as a result solely of mental incompetency. 7.4 Tax Withholding. The Company shall withhold any applicable income or employment taxes that are required to be withheld from the severance benefits payable under this Plan. 7.5 Applicable Law. This Plan is a welfare plan subject to ERISA and it shall be interpreted, administered, and enforced in accordance with that law. 7.6 Gender and Number. Any masculine pronouns used herein shall refer to both men and women, and the use of any term herein in the singular may also include the plural unless otherwise indicated by context. 7.7 Severability. If any provision of this Plan is held invalid or unenforceable by a court of competent jurisdiction, all remaining provisions shall continue to be fully effective. 7.8 Binding Agreement. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants and their heirs, executors, administrators and legal representatives. IN WITNESS WHEREOF, Sangamo Therapeutics, Inc. has caused this Plan to be executed by its duly authorized officer effective as of the Effective Date. SANGAMO THERAPEUTICS, INC. By: /s/ Alexander D. Macrae Its: President and Chief Executive Officer

Exhibit A GENERAL SETTLEMENT AND RELEASE AGREEMENT This General Settlement and Release Agreement (the “Agreement”) is by and between Sangamo Therapeutics, Inc., for itself and for all of its affiliated, related, parent and direct and indirect subsidiary companies, joint venturers and partnerships, successors and permitted assigns and each of them (collectively, the "Company"), on the one hand, and [Participant] (“the Executive”) for [himself/herself], and the Executive’s agents, representatives, heirs and assigns, on the other hand. 1. Payments. In full and complete consideration for the Executive’s promises and undertaking set forth in this Agreement, following the eighth (8th) day following receipt by the Company of this fully executed Agreement from the Executive, the Company will provide the Executive the consideration, if any, to which the Executive is entitled pursuant to, and in accordance with the terms of, the Sangamo Therapeutics, Inc. Amended and Restated Executive Severance Plan, as amended and restated by the Compensation Committee of the Board of Directors of the Company on October 28, 2023, unless the signature on this Agreement is revoked pursuant to Section 8 below or any other conditions for receipt of the consideration have not been met. 2. Release of Known and Unknown Claims. (a) It is understood and agreed by the parties to this Agreement that in consideration of the mutual promises and covenants contained in this Agreement, and after the opportunity to consult with counsel, the Executive irrevocably and unconditionally releases and forever discharges the Company, its parent, subsidiary and affiliated companies, and all of their past and present officers, directors, employees, agents and assigns (collectively, the “Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character, which the Executive may have against the Company or any of the Released Parties by reason of or arising out of, touching upon or concerning the Executive's employment, separation of the Executive’s employment and reapplication for employment with the Company, or any statutory claims, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring prior to the date of the execution of this Agreement. The Executive acknowledges that this release of claims specifically includes, but is not limited to, any and all claims for fraud; breach of contract; breach of the implied covenant of good faith and fair dealing; inducement of breach; interference with contractual rights; wrongful or unlawful discharge or demotion; violation of public policy; sexual assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; defamation; unlawful effort to prevent employment; discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religious creed, physical or mental disability, medical condition, marital status, sexual orientation, genetic information or characteristics, or any other basis protected by applicable law; any claim under: Title VII of the Civil Rights Act of 1964 (“Title VII”); the Americans With Disabilities Act of 1990 (“ADA”); the Age Discrimination in Employment Act

of 1967 (“ADEA”); the Employee Retirement Income Security Act of 1974 (“ERISA”); the Equal Pay Act of 1963 (“EPA”); the Fair Labor Standards Act (“FLSA”); the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); the Worker Adjustment and Retraining Notification Act (“WARN”); the Occupational Safety and Health Act (“OSHA”); the Lilly Ledbetter Fair Pay Act of 2009 (“Fair Pay Act”); the California Fair Employment and Housing Act (“FEHA”); the California Labor Code; and CalOSHA, or any other wrongful conduct, based upon events occurring prior to the date that this Agreement is executed by the Executive. Notwithstanding anything to the contrary herein, this Agreement shall not release the Executive's right, if any, to claims the Executive may have for: (i) indemnification pursuant to the bylaws of the Company or insurance policies of the Company, for any claims arising out of the Executive's conduct as an employee or officer of the Company during the Executive’s employment, (ii) unemployment, workers' compensation, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law, (iii) continuation of existing participation in Company-sponsored group health benefit plans under COBRA and/or an applicable state counterpart law, (iv) any benefit entitlements that are vested as of the Executive's termination date pursuant to the terms of a Company-sponsored benefit plan governed by ERISA, (v) stock and/or vested option shares pursuant to the written terms and conditions of the Executive's existing stock option grants and agreements, existing as of the Executive’s termination date, (vi) violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable, and (vii) any wrongful act or omission occurring after the date the Executive signs this Agreement. In addition, nothing in this Agreement prevents the Executive from filing a charge or complaint with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission (the “SEC”) or any other federal, state or local governmental or regulatory agency, entity, commission or official(s) (collectively, “Governmental Authorities”). This Agreement does not limit the Executive’s ability to communicate with any Governmental Authorities or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Authorities, including providing documents or other information, without notice to the Company. While this Agreement does not limit the Executive’s right to receive an award for information provided to any Governmental Authorities (including, without limitation, the right to receive an award from the SEC’s whistleblower program), the Executive understands and agrees that, to the maximum extent permitted by law, the Executive is otherwise waiving any and all rights the Executive may have to individual relief, including monetary recovery, from Governmental Authorities or otherwise based on any claims that the Executive has released and the rights the Executive has waived by signing this Agreement. (b) The Executive represents and warrants that the Executive has not assigned or subrogated any of the Executive’s rights, claims or causes of action, including any claims referenced in this Agreement, or authorized any other person or entity to assert such claims on the Executive’s behalf, and the Executive agrees to indemnify and hold harmless the Company and each of the Released Parties against any assignment of said rights, claims and/or causes of action.

3. Waiver of Unknown Claims. (a) Releases of Unknown Claims/Waiver of Civil Code Section 1542. The parties agree that this Agreement is a full and final release of any and all claims and the Executive expressly waives the benefit of Section 1542 of the California Civil Code, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” (b) The Executive hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code and any law or legal principle of similar effect in any jurisdiction with respect to the Executive’s release of claims herein, including but not limited to the release of unknown and unsuspected claims. (c) The Executive acknowledges that the Executive has had the right to, and has been provided an opportunity to, consult with legal counsel, and the Executive expressly acknowledges and agrees that this Agreement is intended to include in its effect, without limitation, all claims which the Executive does not know or suspect to exist at the time of the execution of this Agreement, and that this Agreement contemplates the extinguishment of those claims. (d) The Executive acknowledges and agrees that the Executive may later discover facts different from or in addition to those the Executive now knows or believes to be true in entering into this Agreement. The Executive agrees to assume the risk of the possible discovery of additional or different facts, including facts which may have been concealed or hidden, and agrees that this Agreement shall remain effective regardless of such additional or different facts. The Executive further acknowledges and agrees that neither the Company nor any of the other Released Parties had any duty to disclose any fact to the Executive prior to the execution of this Agreement. 4. Permitted Disclosures and Actions. Nothing in this Agreement shall prohibit or restrict the Executive from lawfully (A) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by Governmental Authorities regarding actual or possible violations of any law or regulation; (B) responding to any inquiry or legal process directed to the Executive individually (and not directed to the Company and/or its subsidiaries) from any such Governmental Authorities; (C) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to actual or possible violations of any law or regulation; or (D) making any other disclosures that are protected under the whistleblower provisions of any applicable law. The Executive agrees that (i) no one has interfered with the Executive’s ability to report within the Company or to any Governmental Authorities possible violations of any law, and (ii) it is the Company’s policy to encourage such reporting. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to the Executive's attorney in relation to a lawsuit for retaliation against the Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Furthermore, nothing in this Agreement prohibits or restricts the Executive from engaging in communications or other activity protected under the National Labor Relations Act. Moreover, nothing in this Agreement waives the Executive’s right to testify in an administrative, legislative or judicial proceeding concerning alleged criminal conduct or alleged unlawful acts in the workplace (including, but not limited to, sexual harassment) on the part of any of the Released Parties in the event that the Executive is required or requested to attend such a proceeding pursuant to a court order, subpoena or written request from an administrative agency or the legislature. In addition, nothing in this Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. Furthermore, this Agreement shall not in any way limit the Executive’s right to disclose factual information related to a claim filed in a civil action or a complaint filed in an administrative action regarding any act described in California Code of Civil Procedure Section 1001(a), including (without limitation) an act of workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or an act of retaliation against a person for reporting harassment or discrimination, as described in subdivisions (a), (h), (i), (j) and (k) of Section 12940 of the California Government Code. Nor does this Agreement require the Executive to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that the Executive has engaged in any such conduct. 5. Non-Admission of Liability. The Executive expressly recognizes that this Agreement shall not in any way be construed as an admission by the Company or any of the other Released Parties of any unlawful or wrongful acts whatsoever against the Executive or any other person or entity. The Company and each of the Released Parties expressly denies any violation of any policy or procedure, or of any state or federal law or regulation. The Company and each of the Released Parties also specifically denies any liability to or wrongful acts against the Executive, or any other person, on the part of themselves or any other employees or agents of the Company. This Agreement shall not be admissible in any proceeding as evidence of or any admission by the Company of any violation of any law or regulation or wrongful act. This Agreement may, however, be introduced in any proceeding to enforce this Agreement.

6. No Filing of Claims. The Executive specifically represents that the Executive has no pending complaints or actions against the Company, other than any claims or charges with Governmental Authorities described in Section 2(a), above, or any of the other Released Parties with any state or federal court or any local, state or federal agency, division or department based on any events occurring prior to the date of execution of this Agreement. 7. ADEA Waiver and Advice of Counsel. The Executive acknowledges that by entering into this Agreement, the Executive is knowingly and voluntarily waiving and releasing any rights the Executive may have under the Age Discrimination in Employment Act (“ADEA”), and that this Agreement satisfies the requirements of the Older Workers’ Benefit Protection Act, 29 USC Section 626 (f). The Executive also acknowledges that the consideration provided for the waiver and release provided in Sections 2 and 3 above is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that the Executive has been advised by this writing that (i) the Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (ii) the Executive has the right to consult an attorney prior to executing this Agreement; and (iii) the Executive has up to twenty- one (21) calendar days after the Separation Date (or after the date the Executive receives this Agreement, if later than the Separation Date) to seek the advice of counsel and to consider the effects of this Agreement upon the Executive’s legal rights (the “Consideration Period”) (although the Executive may choose to voluntarily execute this Agreement earlier). To the extent that the Executive has signed the Agreement without obtaining the advice of counsel or before expiration of the Consideration Period, the Executive is expressly waiving the Executive’s right to consider the Agreement for any remaining portion of that 21-day period, and the Executive acknowledges and agrees that the Executive’s decision to shorten the Consideration Period is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the severance offer prior to the expiration of the Consideration Period, or by offering more favorable terms for signing the Agreement prior to the expiration of the Consideration Period. The Executive acknowledges and agrees that any discussion between the Executive and the Company or any of the Released Parties concerning the terms and conditions of this Agreement does not extend the Consideration Period. 8. Revocation Period. The Executive acknowledges that the Executive has been informed that, after the Executive signs this Agreement, the Executive has the right to revoke the Executive’s signature for a period of seven (7) calendar days from the date that the Executive signs the Agreement. To be effective, the revocation must be in writing, signed by the Executive, and delivered to Whitney Jones via e-mail at wjones@sangamo.com on or before 5:00 p.m. Pacific time on the seventh (7th) calendar day following the date the Executive signs this Agreement. The Executive acknowledges and agrees that the Company has no obligation to comply with the terms of this Agreement until the Revocation Period has expired without revocation, at which time this Agreement will become effective and enforceable.

9. Nondisparagement. Subject to the protected communications and other activity described in Section 4, above (“Permitted Disclosures and Actions”), the Executive agrees not to disparage any of the Released Parties in any manner likely to be harmful to any of them or their business, research and development programs, business reputation or personal reputation. Likewise, the Company agrees to instruct the Company’s current members of its Executive Leadership Team to not disparage the Executive in any manner likely to be harmful to the Executive’s business reputation or personal reputation. Notwithstanding the foregoing, the parties may respond accurately and fully to any question, inquiry or request for information when required by legal process. For purposes of this Agreement, “disparage” shall mean to make, publish or communicate any negative, belittling or derogatory statement, whether oral or written. The parties agree that the obligations under this section include (without limitation) refraining from publishing any disparaging remark on any blog, online social network or any other website (including, but not limited to, www.glassdoor.com), whether or not such comments are made anonymously.. 10. Confidentiality. Subject to the protected communications and other activity described in Section 4, above (“Permitted Disclosures and Actions”), the Executive agrees to comply with the Employee Confidential Information and Invention Assignment Agreement (“CIIAA”) that the Executive entered into with the Company on [insert date]. The Executive consents and agrees that the Executive will not, at any time, disclose the existence of this Agreement and/or the terms of the Executive’s severance benefits to any person, firm, company, association, or entity or the press or media for any reason or purpose whatsoever, other than to the Executive’s attorney, the Executive’s immediate family and to the Executive’s accountant or financial advisor for tax purposes, except to the extent such disclosure is necessary to enforce the terms of this Agreement or is otherwise required by law. If the Executive is served with any subpoena, court order, or other legal process seeking disclosure of any such information, the Executive shall promptly send to the Company, within forty-eight (48) hours, via email to Scott Willoughby at swilloughby@sangamo.com, such subpoena, court order, or other legal process so that the Company may exercise any applicable legal remedies. The Executive agrees and acknowledges that a violation of this paragraph by the Executive shall be a material breach of this Agreement. 11. Company Property. By entering into this Agreement, the Executive represents that the Executive has returned to the Company all Company property, including all papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that the Executive possesses or created as a result of the Executive's employment with the Company, whether or not confidential, and all keys, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, company identification, company vehicles and any other property owned by the Company in the Executive's possession or control and has left intact all electronic documents of the Company, including, but not limited to, those that the Executive developed or helped to develop during the Executive's employment. Company property includes all originals plus hard copies and electronic versions of all documents, such as e-mails, facsimiles, files, handbooks, letters, manuals, memoranda, power points, records and reports. The Executive further confirms that the Executive has cancelled all accounts for the Executive’s benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts. In addition, if the Executive has used any non-Company computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, the Executive represents that the Executive has provided the Company with a computer-useable copy of such information and has permanently deleted and expunged such Company confidential or proprietary information from those systems. The Executive further acknowledges and agrees that the Executive no longer has access to and does not claim ownership of any Company cloud storage, social medial accounts, or similar accounts. 12. Remedies for Breach of this Agreement. (a) Injunctive Relief. In the event of a breach of the provisions of this Agreement, the Executive agrees that any remedy at law for any breach or threatened breach of the provisions of such paragraphs and the covenants set forth therein, will be inadequate and, accordingly, each party hereby stipulates that the other is entitled to obtain injunctive relief for any such breaches or threatened breaches (without the necessity of posting a bond). The injunctive relief provided for in this paragraph is in addition to, and is not in limitation of, any and all other remedies at law or in equity otherwise available to the applicable party. (b) Remedies Cumulative. The remedies in this paragraph are not exclusive, and the parties shall have the right to pursue any other legal or equitable remedies to enforce the terms of this Agreement. (c) Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of California, without giving effect to conflict of laws principles thereof. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of California. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California or the United States District Court for the Northern District of California for any litigation, proceeding or action arising out of or relating to this Agreement (and agrees not to commence any litigation, proceeding or action relating thereto except in such courts). Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation, proceeding or action arising out of this Agreement or thereby in the courts of the State of California or the United States District Court for the Northern District of California and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, proceeding or action brought in any such court has been brought in an inconvenient forum.

13. Counsel. The parties hereby acknowledge that they have had the reasonable opportunity to consult with attorneys of their own choice concerning the terms and conditions of this Agreement, that they have read and understand this Agreement, that they are fully aware of the contents of this Agreement and that they enter into this Agreement and accept its terms and conditions freely and knowingly and with a full understanding of its legal effect. 14. No Other Amounts Due. The Executive acknowledges that the Company has paid the Executive all wages, salaries, bonuses, benefits and other amounts earned and accrued, less applicable deductions, and that the Company has no obligation to pay any additional amounts other than the payment(s) described in Section 1 (“Payments”) of this Agreement. The Executive acknowledges that the Executive has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of the Executive employment and that no other reimbursements are owed to the Executive. 15. Entire Agreement. This is the entire agreement between the Executive and the Company with respect to the subject matter hereof and the Agreement supersedes any previous negotiations, agreements and understandings. The Executive acknowledges that the Executive has not relied on any oral or written representations by the Company (or its counsel) or any of the other Released Parties to induce the Executive to sign this Agreement, other than the terms of this Agreement. No modifications of this Agreement can be made except in writing signed by the Executive and the Company’s Chief Executive Officer. 16. Section 409A. It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Internal Revenue Code ("Section 409A") and the Treasury Regulations thereunder. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the applicable requirements or limitations of Section 409A, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Section 409A and the Treasury Regulations thereunder. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. 17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

18. Ambiguities. Both parties have the right and have had a reasonable opportunity to consult with an attorney regarding the terms of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language. 19. Waiver. No waiver by any party of any breach of any term or provision of this Agreement shall be a waiver of any preceding, concurrent or succeeding breach of this Agreement or of any other term or provision of this Agreement. No waiver shall be binding on the part of, or on behalf of, any other party entering into this Agreement. 20. Attorneys’ Fees. In the event that any party to this Agreement asserts a claim for breach of this Agreement or seeks to enforce its terms, the prevailing party in any such proceeding shall be entitled to recover costs and reasonable attorneys' fees. THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. THEY HAVE THE RIGHT AND HAVE HAD A REASONABLE OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES MADE TO ANY SIGNATORY ABOUT THIS AGREEMENT, AND TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT VOLUNTARILY. PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND OF ANY RIGHTS OR CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967. [signature page to follow]

IN WITNESS WHEREOF, the parties have executed this General Settlement and Release Agreement on the dates set forth below. SANGAMO THERAPEUTICS, INC.: ____________________________________ DATE:______________________________ EXECUTIVE: ____________________________________ DATE:______________________________